Exhibit 3.1

ARTICLES OF AMENDMENT

TO

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

FIRST UNITED CORPORATION

FIRST UNITED CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

First:                    The charter of the Corporation is hereby amended by deleting Article FIFTH of the Corporation’s Articles of Amendment and Restatement, filed with SDAT on May 5, 1998, in its entirety and inserting the following in lieu thereof:

FIFTH: The number of Directors of the Corporation shall be not less than three (3) nor more than twenty-five (25). The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation.

(a)       The Directors elected prior to the 2022 annual meeting of stockholders shall be divided into three classes, designated Class I, Class II, and Class III, respectively. Each such class shall be as nearly equal in number as is possible. Except as otherwise provided in this Article FIFTH, each Director of each class shall hold office for a term expiring at the later of (i) the annual meeting of stockholders held in the third year following the year of his or her election and (ii) the date on which his or her respective successor is duly elected and qualifies, subject to death, resignation, retirement, disqualification or removal from office.

(b)       Each Director elected at and after the 2022 annual meeting of stockholders shall hold office for a term expiring at the later of (i) the next annual meeting of stockholders and (ii) the date on which his or her respective successors is duly elected and qualified, subject to death, resignation, retirement, disqualification or removal from office, such that the Board of Directors shall be fully declassified, with no separate classes of Directors, at the conclusion of the 2024 annual meeting of stockholders; provided, however, that each Director who is elected or appointed at or after the 2022 annual meeting of stockholders, but prior to the 2024 annual meeting of stockholders, to fill a vacancy opened by the departure of a Director serving a classified term shall, upon his or her election by the stockholders to the Board at the next annual meeting following his or her original election or appointment, serve a term that expires at the later of (x) the expiration of such departed Director’s term and (y) the date on which his or her successor is duly elected and qualifies.

(c)       As of the date hereof, the Directors of the Corporation are as follows:

Class I (Term Expires at the 2023 Annual Meeting of Stockholders)

John F. Barr

Brian R. Boal

John W. McCullough

Marisa A. Shockley

Class II (Term Expires at the 2024 Annual Meeting of Stockholders)

Sanu Chadha

Christy M. DiPietro

Patricia Milon

Carissa L. Rodeheaver

Class III (Term Expires at the 2022 Annual Meeting of Stockholders)

I. Robert Rudy

H. Andrew Walls, III

Second:               The amendment to the charter set forth in these Articles of Amendment were duly advised by the Board of Directors of the Corporation and duly approved by the stockholders of the Corporation in the manner and by the vote required by the Maryland General Corporation Law and the charter of the Corporation. The manner in which the foregoing amendments were advised, authorized, and approved is set forth below.

(a)           At a meeting thereof duly held on July 23, 2020, the Board of Directors of the Corporation adopted resolutions that (i) set forth the amendment, (ii) declared the amendment advisable, and (iii) directed that the amendment be submitted to the stockholders of the Corporation for consideration.

(b)           At a meeting thereof duly held on May 20, 2021, the stockholders of the Corporation approved the amendment.

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[Signature Page]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Secretary on this 25th day of May, 2021, and they acknowledge the same to be the act of the Corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:	FIRST UNITED CORPORATION

/s/ Tonya K. Sturm	By:	/s/ Carissa L. Rodeheaver
Tonya K. Sturm, Secretary	Name:	Carissa L. Rodeheaver
	Title:	Chairman, President & CEO

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